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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 1, 2001



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



         1-12815                                         N.A.
(Commission File Number)                   (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofdorp
         The Netherlands                                N.A.
(Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5.        Other Events

               On July 1, 2001, the Company completed a $75 million private placement of senior notes to a group of institutional investors. The notes carry an interest rate of 7.34% and are due July 15, 2007.

               The Company's Revolving Credit Facility Agreement dated December 1, 2000 previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 has been amended by an Amended and Restated Credit Agreement dated as of August 29, 2001.

               On August 29, 2001, the Company entered into a 364-Day Credit Agreement.


Item 7.        Financial Statements and Exhibits

               (c)   Exhibits

                     (1)   $75,000,000 7.34% Senior Notes Due July 15, 2007 Note
                           Purchase Agreement dated as of July 1, 2001.

                     (2) Amended and Restated Credit Agreement dated as of August 29, 2001 among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers and the Institutions from Time to Time Parties Hereto as Lenders.

                     (3) 364-Day Credit Agreement dated as of August 29, 2001 among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers and the Institutions from Time to Time Parties Hereto as Lenders.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CHICAGO BRIDGE & IRON COMPANY N.V.



Date:  September 17, 2001             By:   /s/ Richard E. Goodrich

                                      By:   Chicago Bridge & Iron Company B.V.
                                      Its:  Managing Director
                                            Richard E. Goodrich
                                            Managing Director